QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the registration statement on Form S-3 and related prospectus of ADC Telecommunications, Inc. for the registration of 1,214,290 shares of its common stock and to the incorporation by reference therein of our reports dated December 2, 2002 with respect to the consolidated financial statements and schedule of ADC Telecommunications, Inc. and its subsidiaries included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.

        /s/ Ernst & Young LLP

Minneapolis, Minnesota
August 25, 2003

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS